UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 30, 2006

CENTURY REALTY TRUST

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	0-7716 (Commission File Number)	35-1284316 (I.R.S. Employer Identification No.)

823 Chamber of Commerce Building, Indianapolis, Indiana (Address of Principal Executive Offices)		46204 (Zip Code)

(317) 632-5467

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 30, 2006, the Registrant and its subsidiaries entered into a Fourth Amendment to Asset Purchase Agreement with Buckingham Properties, Inc.  Under the Asset Purchase Agreement, Buckingham agreed to purchase substantially all of the Registrant’s assets.  Pursuant to the Fourth Amendment, the Carmel Industrial Property, which had been included as an asset to be sold in the purchase transaction will be excluded from the purchase transaction and retained by the Registrant.  The purchase price for the Registrant’s properties will be reduced by the value allocable to the Carmel Industrial Property, which is $1,550,000.  Additionally, the purchase price allocable to the Registrant’s Eagle Creek Apartments will be reduced by $350,000 to compensate Buckingham for potential asbestos remediation in the future.  Thus, the aggregate purchase price for the properties sold pursuant to the Asset Purchase Agreement, as amended by the Fourth Amendment, will be $58,100,000.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Not applicable.

(b)

Not Applicable

(c)

Not Applicable

(d)

Exhibits

2

Fourth Amendment, dated May 30, 2006 to Asset Purchase Agreement, dated March 17, 2006, among Buckingham Properties, Inc., the Registrant and its subsidiaries.

______________________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY REALTY TRUST

Date:  June 2, 2006

By:    /s/John I. Bradshaw, Jr.

        Name:  John I. Bradshaw, Jr.

        Title:  President and Treasurer

    Chief Executive Officer